ITEM 77E
LEGAL PROCEEDINGS
Since October 2003
Federated and related
 entities collectively
Federated and various
 Federated funds Funds
have been named as
defendants in several
class action lawsuits
now pending in the United
 States District Court
 for the District of
Maryland The lawsuits were
purportedly filed on behalf
 of people who purchased
 owned andor redeemed shares
 of Federatedsponsored
 mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
 including
market timing and late
trading in concert with
certain institutional
 traders which allegedly
 caused financial injury
to the mutual fund shareholders
These lawsuits began to be
filed shortly after Federateds
 first public announcement
that it had received requests
for information on shareholder
trading activities in the
Funds from the SEC the Office
 of the New York State
 Attorney General NYAG and
other authorities In
that regard
on November 28 2005 Federated
 announced that it had
reached final settlements
 with the SEC and the
NYAG with respect to
those matters
Specifically the SEC
and NYAG settled proceedings
 against three Federated
 subsidiaries involving
undisclosed market timing
 arrangements and late
trading The SEC made
findings that Federated
 Investment Management
 Company FIMC an SECregistered
 investment adviser to various Funds
and Federated Securities
Corp an SECregistered brokerdealer
 and distributor for the Funds
violated provisions of the
Investment Advisers Act
and Investment Company Act
by approving but not disclosing
three market timing arrangements
 or the associated conflict
of interest between
FIMC and the funds involved
 in the arrangements either
 to other fund shareholders
 or to the funds board and
 that Federated Shareholder
Services Company formerly
an SECregistered transfer
 agent failed to prevent
a customer and a Federated
 employee from late trading
 in violation
of provisions of the
Investment Company Act
The NYAG found that
such conduct violated
provisions of New York
 State law Federated entered
into the settlements
 without admitting or
denying the regulators
 findings As Federated
 previously reported in
2004 it has already paid
approximately 80 million
to certain funds as
determined by an independent
 consultant As part of
these settlements Federated
 agreed to pay
disgorgement and a
civil money penalty in
the aggregate amount of
an additional 72 million
and among other things
agreed that it would not
serve as investment
adviser to any registered
 investment company
 unless i at least 75
 of the funds directors
 are independent of Federated
ii the chairman of each
such fund is independent
 of Federated iii no action
may be taken by the funds
 board or any committee thereof
unless approved by a majority
 of the independent trustees
 of the fund or committee
respectively and iv the fund
appoints a senior officer who
reports to the independent
trustees and is responsible
for monitoring compliance by
 the fund with applicable
laws and fiduciary duties
 and for
managing the process by
which management fees charged
to a fund are approved
The settlements are described
 in Federateds announcement
which along with previous
press releases and related
communications on those matters
is available in the About Us
 section of Federateds
website at FederatedInvestorscom
Federated entities have also
 been named as defendants in
 several additional lawsuits
 that are now pending in the
 United States District Court for
the Western District of
 Pennsylvania alleging among
other things excessive advisory
and Rule 12b1 fees
The Board of the Funds retained
 the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
 lawsuits described in the
preceding two paragraphs
 Federated and the Funds and
their respective counsel have
been defending this litigation
 and none of the Funds
remains a defendant in any
of the lawsuits though some
could potentially receive any
recoveries as nominal
defendants Additional lawsuits based
upon similar allegations may be
 filed in the future The potential
 impact of these lawsuits all
of which seek unquantified
damages attorneys fees
and expenses and future potential
 similar suits is uncertain
Although we do not believe
that these lawsuits will have
 a material adverse effect on
the Funds there can be no assurance
 that these suits ongoing adverse
 publicity andor other developments
 resulting from the regulatory
investigations will not result
in increased Fund redemptions
reduced sales of Fund shares or
other adverse consequences for the Funds